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Gandalf Technologies Inc.
130 Colonnade Road South
Nepean, Ontario
K2E 7M4


August 8, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
USA  20549


Dear Sir or Madam:

Re:    Gandalf Technologies Inc. - Current Report on Form 8-K
       Commission File No. 0-12643

Transmitted herewith in electronic format for filing with the Securities and Exchange Commission is the Current Report on Form 8-K.

If you have any comments or questions with respect to the foregoing, please contact the undersigned at (613) 274-6563. Please acknowledge receipt of this letter and validation of documents by means of CompuServe to:

            User ID#   72741,124
            CIK        0000355876

Yours truly,

s/DIANA CIANCIUSI
D. Cianciusi
Corporate Secretary
and Legal Counsel
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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of  Report (date of earliest event reported)  July 25, 1997

Gandalf Technologies Inc.
(Exact name of registrant as specified in its charter)

Ontario, Canada                          0-12643
(State or other jurisdiction)     (Commission File Number)

(I.R.S. Employer Identification No.)

130 Colonnade Road South, Nepean, Ontario    K2E 7M4
(Address of principal executive office)     (Zip Code)

Registrant's telephone number, including area code (613) 274-6500

(Former name, former address and former fiscal year, if changed since last report)

FORM 8-K      Gandalf Technologies Inc.

Item 2.  Disposition of Assets

Gandalf Technologies Inc. (the "Company") announced on August 8, 1997 the sale to Mitel Corporation ("Mitel") of the assets of the Company's technology business. The transaction was completed on August 7, 1997 through a receiver appointed pursuant an order of the Ontario Court (General Division) at Ottawa, Ontario (Court File No. 97-CU-2522) for that part of the business and assets being the subject of the sale. The assets purchased by Mitel consist of all of the product business ("the Business") of the Company, including intellectual properties, the goodwill of the Business including the exclusive right to use, world-wide, the name, tradename, and mark "Gandalf" or any variation thereof, certain inventories and certain accounts receivable (the "Receivables"). The aggregate purchase price was US$14.9 million, plus 50% of the Receivables as of the closing of the transaction, and 50% of amounts realized by the purchaser from the Receivables in excess of the amount paid on closing. The purchase price was determined through negotiations between the parties. This transaction does not include the Company's services business.

Item 3.  Bankruptcy or Receivership

On July 25, 1997, the Company and its subsidiary Gandalf Canada Ltd. (GCL) were granted an order pursuant to the Companies' Creditors Arrangement Act ("CCAA") by the Ontario Court (General Division) at Ottawa, Ontario ( Court
File No. 97-CU-2522). The order grants to the Company and GCL, a stay of proceedings and relief from its creditors, until October 31, 1997. During this time the Company will continue to operate as a debtor in possession. The Company's management and Board of Directors remain in control of day to day operations and business decisions, subject to the supervision of the court appointed monitor, Deloitte & Touche Inc. Pursuant to the terms of the order, the Company has until August 31, 1997 to file with the court a plan of reorganization. To date, no such plan has been filed.

Item 7.   Financial Statements and Exhibits

(c)   Exhibits

99.1
          - Press  Release  of GTI dated July 25, 1997
          - Press  Release of GTI dated July 31, 1997
          - Press  Release of GTI dated August 1, 1997
          - Press  Release of GTI dated August 8, 1997

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 8, 1997

Gandalf Technologies Inc.

By: s/RICHARD D. BUSTO
---------------------
(Richard D. Busto)
President
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                 GANDALF FILES APPLICATION UNDER THE COMPANIES' CREDITORS
                            ARRANGEMENT ACT ("CCAA")

                        Reduces North American Workforce

NEPEAN, Ontario July 25, 1997 Gandalf Technologies Inc. (GTI) reported today that GTI and its subsidiary, Gandalf Canada Ltd. (GCL), have applied to the Ontario courts for an order granting protection from their creditors under the Companies' Creditors Arrangement Act (CCAA). The order, which was granted today, has the effect of a stay of proceedings which suspends the claims of creditors and other parties until after October 31st, 1997. The purpose is to grant Gandalf sufficient time to restructure and reorganize its affairs. This restructuring is intended to enable continued operations on a more economically viable basis to allow the opportunity for the company to continue seeking an investor or a partner to acquire all or part of Gandalf. The company is currently assessing its options with respect to Gandalf Systems Corporation
(GSC) in the US, Gandalf Digital Communications Limited (GDCL) and Gandalf International Ltd. (GIL) in the UK, Gandalf Nederland BV in the Netherlands and Gandalf SA in France.

In order to facilitate continued operations and restructuring, an interim credit facility has been established between the company and the Royal Bank of Canada.

As part of the restructuring, the company today reduced its workforce in North America by approximately 180 employees. This reduction will help achieve a more streamlined and cost efficient operation, while allowing the company to continue to provide critical services and support, as well as ship new products to customers.

The company also announced the appointment of Rod Yaehne, as Vice President of Engineering and Chief Technology Officer, replacing Mick Chawner, who has resigned from this position. Mr. Chawner remains on GTI's Board of Directors.
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              GANDALF CLARIFIES STATUS UNDER COMPANIES' CREDITORS  ARRANGEMENT
                                  ACT ("CCAA")

NEPEAN, Ontario - - July 31, 1997 - - In response to recent press and media coverage, and by way of information to its stakeholders, Gandalf Technologies Inc. (GTI) is providing this clarification.

Gandalf Technologies Inc. reported on Friday, July 25, 1997, that GTI and its subsidiary, Gandalf Canada Ltd., was granted an order under the Companies' Creditors Arrangement Act ("CCAA"). The order grants a stay of proceedings until after October 31, 1997. During this time period, the management and Board of Directors of the company remain in control of both day to day operations and all business decisions. The company continues to supply products, as well as provide services and support, to both existing and new customers.

Gandalf management and the Board continue to work collaboratively with the Royal Bank of Canada (RBC), as well as a monitor from Deloitte & Touche Inc. As a result of confidentiality agreements that are in place, neither Gandalf nor the Royal Bank is in a position to comment on on-going discussions, as part of the restructuring process. While Gandalf has been in discussions with interested parties, it has not received a firm and binding offer for the company; therefore neither Gandalf nor the Royal Bank has been in the position to accept or reject any binding offer. The Royal Bank continues to be supportive of Gandalf and the company's business decisions.

              GANDALF ANNOUNCES ADDITIONAL RESTRUCTURING EFFORTS


NEPEAN, Ontario August 1, 1997 Gandalf Technologies Inc. announced today that in collaboration with the Royal Bank of Canada, the company has agreed to the appointment of an administrative receiver for its UK subsidiary, Gandalf Digital Communications Ltd.

The actions are taken to further the company's restructuring activities under the Companies' Creditors Arrangement Act, and will assist Gandalf in its efforts to streamline its worldwide operations.
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              MITEL ACQUIRES GANDALF'S TECHNOLOGY BUSINESS


NEPEAN, Ontario, August 8, 1997 Mitel Corporation and Gandalf Technologies Inc. announced today that they have reached an agreement in which Mitel will acquire the assets of Gandalf's technology businesses, in particular the remote access business, for $14.9 US million cash.

The acquired assets include Gandalf's leading edge remote access products and technology, which facilitate high volume data and voice communications between the corporate office, local branches, teleworkers and agents in the field in an extremely cost-effective manner. These products are currently sold worldwide as the XpressStack(TM), Xpressway(TM), XpressConnect(TM) and LANline lines of remote access devices. The technology acquisition also includes Gandalf's other product inventory. This agreement does not include Gandalf's services business.

With this transaction, Mitel will operate the business as a Gandalf-branded division of Mitel and will employ a number of current Gandalf employees in R&D, sales & marketing, manufacturing and administrative support functions.

Dr. John B. Millard, Mitel's President and C.E.O., said: "The acquisition of Gandalf's remote access business and technology is an excellent complement to our other initiatives in bringing telecommunications and computers together, and fits nicely with our recent purchase of the UK assets of Global Village Communications which occurred in January of 1997."

"Mitel's acquisition of Gandalf's technology business is very exciting for the market," added Richard Busto, President and C.E.O. for Gandalf. "Gandalf's strength in remote access, combined with Mitel's position in the telecommunications industry, brings powerful end-to-end solutions for networking customers. Gandalf's customers will continue to realize the benefits of Gandalf products in the future through Mitel, while continuing to receive the highest level of support from our existing services business."